Exhibit 99.1

Paycom Software, Inc. Reports Record Second Quarter 2016 Revenue Growth

Record Second Quarter Revenue of $73.9 million, up 51% from comparable prior year period

Record Second Quarter GAAP Net Income of $10.4 million, up 75% from comparable prior year period, or $0.18 per diluted share

Record Second Quarter Adjusted EBITDA of $22.6 million, up 72% from comparable prior year period

Record Second Quarter non-GAAP Net Income of $12.4 million, or $0.21 per diluted share

OKLAHOMA CITY –(BUSINESS WIRE)– Paycom Software, Inc. (“Paycom”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter ended June 30, 2016.

“We once again achieved record second quarter revenue growth of 51% as our sales teams continued to execute, helping companies run more efficiently and better manage their workforces all through the Paycom solution,” said Chad Richison, Paycom founder and CEO. “This strong sales performance, coupled with cost efficiencies across our organization, drove increased cash flow and earnings. With our ability to quickly evolve our solution to meet complex regulatory requirements and the continued maturity of our professional sales representatives, we believe we are well positioned to sustain our momentum in the second half of 2016.”

Financial Highlights for the Second Quarter of 2016

Total Revenue of $73.9 million represented a 51% increase compared to total revenue of $49.0 million in the same period last year. Recurring revenues of $72.5 million increased 52% from the comparable prior year period, and constituted 98% of total revenues.

GAAP Net Income was $10.4 million, or $0.18 per diluted share, compared to GAAP net income of $5.9 million, or $0.10 per diluted share, in the same period last year.

Adjusted EBITDA1 was $22.6 million, compared to $13.1 million in the same period last year.

Non-GAAP Net Income1 was $12.4 million, or $0.21 per diluted share, compared to $6.0 million, or $0.10 per diluted share, in the same period last year.

Cash and Cash Equivalents were $80.9 million as of June 30, 2016.

Total Debt was $29.3 million as of June 30, 2016. This debt consisted solely of debt on our corporate headquarters.

[1]	Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Financial Information” and the reconciliations at the end of this release for additional information concerning these non-GAAP financial measures.

Financial Outlook

Paycom provides the following expected financial guidance for the quarter ending September 30, 2016 and year ending December 31, 2016:

Quarter Ending September 30, 2016

Total Revenues in the range of $75 million to $77 million.

Adjusted EBITDA in the range of $13 million to $15 million.

Year Ending December 31, 2016

Total Revenues in the range of $325 million to $327 million.

Adjusted EBITDA in the range of $83 million to $85 million.

We have not reconciled the Adjusted EBITDA ranges for the quarter ending September 30, 2016 or the year ending December 31, 2016 to net income because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense and other items. Accordingly, a reconciliation of these Adjusted EBITDA ranges to net income is not available at this time without unreasonable effort.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we consider and have included certain non-GAAP financial measures in this press release, including Adjusted EBITDA and non-GAAP net income. We use Adjusted EBITDA and non-GAAP net income as supplemental measures to review and assess our performance before gains, losses or other changes that our management considers to be outside of our core business operating results and for planning purposes. We define: (i) Adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense and certain transaction expenses that are not core to our operations; and (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense and certain transaction expenses that are not core to our operations, each of which is adjusted for the effect of income taxes. Adjusted EBITDA and non-GAAP net income are metrics that provide investors with greater transparency to the information used by our management in its financial and operational decision-making. We believe these metrics are useful to investors because they provide period-to-period comparisons of the results of our continuing operations, and facilitate comparison with other peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, EBITDA and Adjusted EBITDA are measures that provide useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes.

Adjusted EBITDA and non-GAAP net income are not measures of financial performance under GAAP and should not be considered a substitute for net income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA and non-GAAP net income have limitations as analytical tools, and when assessing our operating performance, you should not consider Adjusted EBITDA or non-GAAP net income in isolation, or as a substitute for net income or other Consolidated Statements of Income data prepared in accordance with GAAP. Adjusted EBITDA and non-GAAP net income may not be comparable to similar titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, August 2, 2016, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (877) 201-0168 (domestic) or (647) 788-4901 (international) and enter conference ID 43058074. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com. A replay of this conference call can also be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) until August 16, 2016. The replay passcode is 43058074.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom has the ability to serve businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom has sales offices across the country and serves clients in all 50 states.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that look to future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenue generated by certain applications, including Enhanced ACA; the impact of future regulatory, judicial, or legislative changes; how certain factors affecting our performance correlate to improvements or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our ability to create additional jobs at our corporate headquarters; our ability to expand our corporate headquarters within an expected timeframe; our expectation of increasing our capital expenditures and investment activity as our business grows; our plans to purchase shares of our common stock through a stock repurchase plan; and how the vesting of restricted stock affects the number of shares used for calculating earnings per share. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “may,” “believe,” “could,” “anticipate,” “should,” “would,” “might,” “plan,” “expect,” “potential,” “possible,” “project,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements speak only as of the date hereof and are subject to business and economic risks. As such, our actual results may differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including those discussed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and our Annual Report on Form 10-K for the year ended December 31, 2015. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable securities laws.

Paycom Software, Inc.

Consolidated Balance Sheets

(in thousands, except share amounts)

(unaudited)

	June 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$80,893	$50,714
Accounts receivable	2,775	2,354
Prepaid expenses	4,136	3,531
Inventory	441	1,093
Income tax receivable	—	6,743

Current assets before funds held for clients	88,245	64,435
Funds held for clients	1,034,314	696,703

Total current assets	1,122,559	761,138
Property and equipment, net	76,627	58,858
Deposits and other assets	936	1,286
Goodwill	51,889	51,889

Intangible assets, net	2,677	3,484
Deferred income tax assets, net	4,295	—

Total assets	$1,258,983	$876,655

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,530	$4,899
Income tax payable	5,371	—
Accrued commissions and bonuses	3,052	8,687
Accrued payroll and vacation	6,538	2,898
Deferred revenue	4,389	3,726
Current portion of long-term debt	911	886
Accrued expenses and other current liabilities	12,392	9,735

Current liabilities before client funds obligation	38,183	30,831
Client funds obligation	1,034,314	696,703

Total current liabilities	1,072,497	727,534
Deferred income tax liabilities, net	—	641
Long-term deferred revenue	29,322	25,310
Net long-term debt, less current portion	28,349	24,856

Total long-term liabilities	57,671	50,807

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value (100,000,000 shares authorized, 57,624,163 and 57,119,873 shares issued at June 30, 2016 and December 31, 2015, respectively; 57,539,034 and 57,119,873 shares outstanding at June 30, 2016 and December 31, 2015, respectively)	576	571
Additional paid in capital	76,112	71,135
Retained earnings	55,617	26,608
Treasury stock, at cost (85,129 and 0 shares at June 30, 2016 and December 31, 2015, respectively)	(3,490)	—

Total stockholders’ equity	128,815	98,314

Total liabilities and stockholders’ equity	$1,258,983	$876,655

Paycom Software, Inc.

Consolidated Statements of Income

(in thousands, except per share and share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
Recurring	$72,492	$47,820	$161,396	$102,171
Implementation and other	1,388	1,153	2,610	2,024

Total revenues	73,880	48,973	164,006	104,195

Cost of revenues
Operating expenses	10,479	7,134	21,264	14,605
Depreciation and amortization	1,386	887	2,572	1,697

Total cost of revenues	11,865	8,021	23,836	16,302

Administrative expenses
Sales and marketing	24,766	16,741	53,428	37,970
Research and development	4,202	1,907	8,062	3,774
General and administrative	15,220	10,096	30,426	22,080
Depreciation and amortization	1,823	1,400	3,546	2,723

Total administrative expenses	46,011	30,144	95,462	66,547

Total operating expenses	57,876	38,165	119,298	82,849

Operating income	16,004	10,808	44,708	21,346
Interest expense	(170)	(392)	(481)	(724)
Other income, net	116	19	150	52

Income before income taxes	15,950	10,435	44,377	20,674
Provision for income taxes	5,529	4,489	15,368	8,733

Net income	$10,421	$5,946	$29,009	$11,941

Earnings per share, basic	$0.18	$0.10	$0.50	$0.21
Earnings per share, diluted	$0.18	$0.10	$0.49	$0.21
Weighted average shares outstanding:
Basic	57,591,556	57,038,021	57,362,232	55,900,306

Diluted	58,697,229	58,369,083	58,707,213	57,469,918

Paycom Software, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities
Net income	$29,009	$11,941
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,118	4,420
Amortization of debt issuance costs	63	85
Net loss on disposition of property and equipment	3	15
Stock-based compensation expense	4,817	289
Deferred income taxes, net	(4,936)	(230)
Changes in operating assets and liabilities:
Accounts receivable	(421)	242
Prepaid expenses	(605)	(1,260)
Inventory	652	(131)
Deposits and other assets	350	(373)
Accounts payable	2,619	(970)
Income taxes, net	12,114	2,866
Accrued commissions and bonuses	(5,635)	(2,541)
Accrued payroll and vacation	3,640	3,382
Deferred revenue	4,675	3,698
Accrued expenses and other current liabilities	2,091	1,346

Net cash provided by operating activities	54,554	22,779

Cash flows from investing activities
(Increase) decrease in funds held for clients	(337,611)	117,750
Decrease in restricted cash	—	371
Purchases of property and equipment	(24,340)	(4,922)

Net cash (used in) provided by investing activities	(361,951)	113,199

Cash flows from financing activities
Proceeds from issuance of long-term debt	3,903	—
Repurchases of common stock	(3,490)	—
Principal payments on long-term debt	(448)	(682)
Increase (decrease) in client funds obligation	337,611	(117,750)
Payment of debt issuance costs	—	(23)

Net cash provided by (used in) financing activities	337,576	(118,455)

Change in cash and cash equivalents	30,179	17,523
Cash and cash equivalents
Beginning of period	50,714	25,144

End of period	$80,893	$42,667

Paycom Software, Inc.

Breakout of Non-Cash Stock-Based Compensation Expense

(in thousands)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Non-cash stock-based compensation expense:
Operating expenses	$301	$1	$414	$8
Sales and marketing	792	1	1,069	6
Research and development	131	1	180	6
General and administrative	2,045	32	2,959	269

Total non-cash stock-based compensation expense	$3,269	$35	$4,622	$289

Paycom Software, Inc. Reconciliation of GAAP to non-GAAP Financial Measures (in thousands) (unaudited)
	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Net income to Adjusted EBITDA:
Net income	$10,421	$5,946	$29,009	$11,941
Interest expense	170	392	481	724
Provision for income taxes	5,529	4,489	15,368	8,733
Depreciation and amortization expense	3,209	2,287	6,118	4,420

EBITDA	19,329	13,114	50,976	25,818
Non-cash stock-based compensation expense	3,269	35	4,622	289
Transaction expenses	—	—	—	685

Adjusted EBITDA	$22,598	$13,149	$55,598	$26,792

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Net income to non-GAAP net income
Net income	$10,421	$5,946	$29,009	$11,941
Non-cash stock-based compensation expense	3,269	35	4,622	289
Transaction expenses	—	—	—	685
Income tax effect on non-GAAP adjustments	(1,258)	66	(1,762)	(216)

Non-GAAP net income	$12,432	$6,047	$31,869	$12,699

Non-GAAP net income per share, basic	$0.22	$0.11	$0.56	$0.23
Non-GAAP net income per share, diluted	$0.21	$0.10	$0.54	$0.22

Weighted average shares outstanding:
Basic	57,591,556	57,038,021	57,362,232	55,900,306
Diluted	58,697,229	58,369,083	58,707,213	57,469,918

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Adjusted gross profit:
Total revenues	$73,880	$48,973	$164,006	$104,195
Less: Total cost of revenues	(11,865)	(8,021)	(23,836)	(16,302)
Plus: Non-cash stock-based compensation expense	301	1	414	8

Total adjusted gross profit	$62,316	$40,953	$140,584	$87,901
Total adjusted gross profit %	84%	84%	86%	84%

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Adjusted sales and marketing expenses:
Sales and marketing expenses	$24,766	$16,741	$53,428	$37,970
Less: Non-cash stock-based compensation expense	(792)	(1)	(1,069)	(6)

Total adjusted sales and marketing expenses	$23,974	$16,740	$52,359	$37,964

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Adjusted research and development expenses:
Research and development expenses	$4,202	$1,907	$8,062	$3,774
Less: Non-cash stock-based compensation expense	(131)	(1)	(180)	(6)

Total adjusted research and development expenses	$4,071	$1,906	$7,882	$3,768

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Adjusted administrative expenses:
Administrative expenses	$46,011	$30,144	$95,462	$66,547
Less: Transaction expenses	—	—	—	(685)
Less: Non-cash stock-based compensation expense	(2,968)	(34)	(4,208)	(281)

Total adjusted administrative expenses	$43,043	$30,110	$91,254	$65,581

Contacts

Paycom Software, Inc.

Media Contact:

Kathy Oden-Hall, 800-580-4505

CMO

Kathy.Oden-Hall@paycom.com

or

Investor Relations Contact:

David Niederman, 855-603-1620

investors@paycom.com

Source: Paycom Software, Inc.